Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
The Ultimate Software Group, Inc.:
We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.
(signed) KPMG LLP
Fort Lauderdale, Florida
May 26, 2016
Certified Public Accountants